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                                                                      EXHIBIT 99


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Panhandle Eastern Pipe Line Company (the "Company") for the annual period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christopher A. Helms, as President and Chief Executive Officer of the Company, and Thomas J. Webb, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CHRISTOPHER A. HELMS
------------------------
Name:  Christopher A. Helms
Title: President and Chief Executive Officer
Date:  March 24, 2003

/s/ THOMAS J. WEBB
------------------
Name:  Thomas J. Webb
Title: Executive Vice President and Chief Financial Officer
Date:  March 24, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Panhandle and will be retained by Panhandle and furnished to the Securities and Exchange Commission or its staff upon request.



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